As filed with the Securities and Exchange Commission on September 18, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockwood Holdings, Inc.*
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	001-32609 (Commission File Number)	52-2277366 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant's principal executive office)

(609) 514-0300
(Registrant's telephone number)

Thomas J. Riordan, Esq.
Senior Vice President, Law & Administration, and Secretary
Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
(609) 514-0300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Roxane F. Reardon, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

           Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)(2)

Guarantees	(1)	(1)	(1)	(3)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of debt securities and guarantees of debt securities are being registered as may from time to time be issued at indeterminate prices. Debt securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)
Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.

(3)
Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

*
The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

TABLE OF ADDITIONAL REGISTRANTS

        The following direct and indirect subsidiaries of Rockwood Holdings, Inc. may issue debt securities and/or guarantee the debt securities and are co-registrants under this registration statement.

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
CeramTec North America Corporation	Delaware	52-1708698	One Technology Place Lauren, SC 29360	(864) 682-3215
Chemetall Corporation	Delaware	22-3140731	675 Central Avenue New Providence, NJ 07974	(908) 508-2122
Chemetall US, Inc.	Delaware	13-3218362	675 Central Avenue New Providence, NJ 07974	(908)464-6900
Chemical Specialties, Inc.	North Carolina	56-0751521	5910 Pharr Mill Road Harrisburg, NC 28075	(704) 522-0825
Durawear Corporation	Delaware	58-2469668	2598 Alton Road Birmingham, AL 35210	(609) 514-0300
Excalibur Realty Company	Delaware	26-0787531	7101 Muirkirk Road Beltsville, MD 20705	(609) 514-0300
Foote Chile Holding Company	Delaware	84-1468876	348 Holiday Inn Drive Kings Mountain, NC 28086	(704) 739-2501
Pool Spa Holdings, Inc.	Delaware	58-2206931	c/o C T Corporation System 1209 Orange Street Wilmington, DE 19801	(609) 514-0300
Rockwood Lithium Inc.	Delaware	51-0380781	348 Holiday Inn Drive Kings Mountain, NC 28086	(704) 739-2501
Rockwood Pigments NA, Inc.	Delaware	06-0850804	7101 Muirkirk Road Beltsville, MD 20705	(301) 210-3400
Rockwood Specialties Inc.	Delaware	22-2269008	100 Overlook Center Princeton, NJ 08540	(609) 514-0300
Rockwood Specialties Group, Inc.	Delaware	52-2277390	7101 Muirkirk Road Beltsville, MD 20705	(301) 470-3366
Southern Clay Products, Inc.	Texas	74-120395	11719 Bee Cave Road, Suite 102 Austin, TX 78757	(512) 891-9140
Southern Color N.A., Inc.	Delaware	36-4521192	7 Swisher Drive Cartersville, GA 30120	(770) 386-4766

Thomas J. Riordan, Esq.
Senior Vice President, Law & Administration, and Secretary
Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
(609) 514-0300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service for each co-registrant)

With a copy to:

Roxane F. Reardon, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

PROSPECTUS

ROCKWOOD HOLDINGS, INC.

Guarantees of Debt Securities

ROCKWOOD SPECIALTIES GROUP, INC.

Debt Securities

        Rockwood Holdings, Inc. may offer and sell guarantees of debt securities issued by Rockwood Specialties Group, Inc. Rockwood Specialties Group, Inc. may offer and sell debt securities from time to time. If indicated in the relevant prospectus supplement, the debt securities issued by Rockwood Specialties Group, Inc. may, in addition to the guarantee of Rockwood Holdings, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Rockwood Specialties Group, Inc. is an indirect, wholly-owned subsidiary of Rockwood Holdings, Inc.

        We may offer and sell these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest any securities offered by this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless we indicate otherwise or the context otherwise requires, any references to:

  •
  "we", "our", "us", the "Company" or "Rockwood" refer to Rockwood Holdings, Inc. and its consolidated subsidiaries;

  •
  the "Parent Guarantor" refer to Rockwood Holdings, Inc. and not to any of its subsidiaries; and

  •
  the "Issuer" refer to Rockwood Specialties Group, Inc., the issuer of the debt securities offered hereby and not to any of its subsidiaries.

 OUR COMPANY

        Rockwood is a global developer, manufacturer and marketer of high value added specialty chemicals and advanced materials used for industrial and commercial purposes. Rockwood is focused on lithium and lithium compounds, surface treatment chemicals, advanced ceramics, titanium dioxide pigments, iron-oxide pigments, timber treatment chemicals and clay-based additives.

        Our products consist primarily of inorganic chemicals and solutions and engineered materials. They are often customized to meet the complex needs of our customers and to enhance the value of their end products by improving performance, providing essential product attributes, lowering costs and/or making them more environmentally friendly. We generally compete in niche markets in a wide range of end-use markets, including metal treatment and general industry, chemicals and plastics, automotive, life sciences (including pharmaceutical and medical markets), construction, specialty coatings, electronics and telecommunications. No single end-use market accounted for more than 17% of our 2011 net sales.

        We have a number of growth product lines, such as lithium compounds for advanced batteries in our Lithium business, aerospace applications in our Surface Treatment business and ceramic medical device components in our Advanced Ceramics business, which are complemented by a diverse portfolio of businesses that historically have generated stable revenues. Our high margins, diverse customer and end-use market base, capital discipline and ongoing productivity improvements provide us with a platform to capitalize on market growth opportunities.

        We operate globally, manufacturing our products in 81 facilities in 23 countries and selling our products and providing our services to more than 60,000 customers, including some of the world's preeminent companies. We believe our products are generally critical to our customers' products' performance, but account for a small percentage of the total cost of their products. No single customer accounted for more than 2% of our 2011 net sales.

        We currently operate our business through the following five business segments: (1) Lithium; (2) Surface Treatment; (3) Performance Additives, which consists of Color Pigments and Services, Timber Treatment Chemicals and Clay-based Additives; (4) Titanium Dioxide Pigments; and (5) Advanced Ceramics. For financial information about each segment, see Note 3, "Segment Information," in the consolidated financial statements in the Parent Guarantor's quarterly report on Form 10-Q for the quarterly period ended June 30, 2012, which is incorporated by reference herein.

        Our principal executive offices are located at 100 Overlook Center, Princeton, New Jersey 08540. Our telephone number is (609) 514-0300. Our website address is www.rocksp.com. Information contained on our website is not a part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        The Parent Guarantor is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

  •
  the Parent Guarantor's Annual Report on Form 10-K for the year ended December 31, 2011 (including the portions of our Proxy Statement on Schedule 14A for our 2012 annual meeting of stockholders filed with the SEC on April 4, 2012 that are incorporated by reference therein), except with respect to Items 1, 6, 7 and 8 which have been superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 that relate solely to (i) the presentation of segment specific disclosures on a basis consistent with our realigned segment reporting structure, (ii) the addition of certain guarantor information and (iii) the addition of consolidated statements of comprehensive income, and have no effect on our previously reported results of operations, financial condition, or cash flows;

  •
  the Parent Guarantor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, except to the extent superseded by the Parent Guarantor's Current Report on Form 8-K filed on September 18, 2012 with respect to the addition of certain guarantor information; and

  •
  the Parent Guarantor's Current Reports on Form 8-K filed on February 24, 2012, May 18, 2012, June 5, 2012 (two Form 8-K filings), June 11, 2012, August 27, 2012 and September 18, 2012.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any Form 8-K itemized above) or in any future filings, including the related exhibits, or in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC, unless otherwise stated.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person to whom a prospectus is delivered, including any beneficial owner, upon request, a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
Attention: Senior Vice President, Law & Administration

FORWARD-LOOKING STATEMENTS

        This document contains or incorporates by reference forward-looking statements. Forward-looking statements within the context of the Private Securities Litigation Reform Act of 1995 are not statements of historical fact and may involve a number of risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events and estimates of amounts not yet determinable. We have used the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "could," "may" and other words and terms of similar meaning, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, these factors include, among other things:

  •
  our ability to consummate the acquisition of Talison Lithium Limited, a company incorporated in Australia ("Talison"), on the proposed terms and contemplated schedule, and integrate Talison's business with our lithium business;

  •
  our business strategy;

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  changes in the general economic conditions in North America and Europe and in other locations in which we currently do business;

  •
  competitive pricing or product development activities affecting demand for our products;

  •
  technological changes affecting production of our materials;

  •
  fluctuations in interest rates, exchange rates and currency values;

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  availability and pricing of raw materials;

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  governmental and environmental regulations and changes in those regulations;

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  fluctuations in energy prices;

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  changes in the end-use markets in which our products are sold;

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  our ability to access capital markets;

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  hazards associated with chemicals manufacturing;

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  our high level of indebtedness;

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  risks associated with negotiating, consummating and integrating acquisitions;

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  risks associated with competition and the introduction of new competing products, especially in the Asia-Pacific region; and

  •
  risks associated with international sales and operations; and

  •
  risks associated with information security.

        You should keep in mind that any forward-looking statements made by us in this prospectus, any prospectus supplement, free writing prospectus or in any document which we incorporate by reference, or elsewhere speak only as of the date on which we make them. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Although data regarding the specialty chemicals industry, our end-use markets, our market position and market share within our industry and our end-use markets are inherently imprecise, we believe such data are generally reliable. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources. Similarly, while we believe internal company surveys and management estimates to be reliable, we have not verified them, nor have they been verified by any independent source. While we are not aware of any misstatements regarding any industry data presented herein, estimates, in particular as they relate to general expectations concerning the specialty chemicals industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Risk Factors" in the Parent Guarantor's most recent Annual Report on Form 10-K as updated by the Parent Guarantor's quarterly reports on Form 10-Q and certain other filings we make with the SEC which are incorporated herein by reference and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated in this prospectus as described above in "Incorporation of Certain Information by Reference."

 RISK FACTORS

        An investment in our securities involves risks. You should carefully consider each of the risks described in the prospectus supplement relating to any offering, the section entitled "Risk Factors" in the most recent annual report on Form 10-K of the Parent Guarantor, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus before deciding to purchase any securities.

USE OF PROCEEDS

        Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

							(Unaudited)
							Six Months Ended
	Years Ended December 31,
							June 30, 2011	June 30, 2012
	2007	2008		2009	2010	2011
Ratio of earnings to fixed charges	1.6	—	(a)	1.1	2.3	5.2	5.5	6.8

(a)
Earnings were insufficient to cover fixed charges by $670.0 million for the year ended December 31, 2008. Earnings for the year ended December 31, 2008 included a non-cash pre-tax goodwill impairment charge of $717.5 million.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The Issuer may issue debt securities from time to time in one or more series. Any series of debt securities offered by the Issuer will be offered together with the guarantees of the Parent Guarantor. Any such series of debt securities may also be guaranteed by each of the Issuer's existing and future domestic subsidiaries that is a guarantor or other obligor under the Issuer's credit facility. Any guarantee of debt securities will, unless otherwise provided in the applicable prospectus supplement, be full and unconditional.

        One or more series of the debt securities of the Issuer will be issued under a single indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of the Issuer, the Parent Guarantor and any of the Issuer's directly or indirectly owned subsidiaries that may guarantee the debt securities. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. The indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as the "indenture," and collectively with any other indentures, as the "indentures." Each supplemental indenture will be entered into among the Issuer, the Parent Guarantor and/or any of the Issuer's directly or indirectly owned subsidiaries that are guarantors of the debt securities, as the issuer(s) of the related guarantees, and the institution named in the prospectus supplement, as trustee.

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when the Issuer issues debt securities. The terms presented here, together with the terms in the applicable prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture between the Issuer, the Parent Guarantor and Wells Fargo Bank, National Association, as trustee under which the debt securities will be issued. We have filed the form of base indenture governing debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        The Issuer may issue, from time to time, debt securities, in one or more series, that will consist of either the Issuer's senior debt, senior subordinated debt or subordinated debt. The Issuer shall refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General

        The indenture does not limit the amount of debt securities that the Issuer may issue. It provides that the Issuer may issue debt securities up to the principal amount that the Issuer may authorize and may be in any currency or currency unit that the Issuer may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of the Issuer's assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in the Issuer's operations, financial condition or transactions involving the Issuer.

        The Issuer may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount", or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that the Issuer issues will describe, among other things, the following terms of the offered debt securities:

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  the title of the series of debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which the Issuer will sell the debt securities;

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  any limit on the aggregate principal amount of the series of debt securities;

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  whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt or any combination thereof, and the terms of any subordination;

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  whether securities issued by the Issuer will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

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  the terms and conditions, if any, upon which the series of debt securities will be convertible into or exchangeable for other securities;

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  whether securities issued by the Issuer will be secured or unsecured, and if secured, what the collateral will consist of;

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  the maturity date(s);

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

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  the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

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  provisions related to redemption or early repayment of the debt securities of the Issuer's option;

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  the obligation of the Issuer, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the authorized denominations;

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  the form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

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  any depositaries, interest rate calculation agents, bid solicitation agents, conversion or exchange agents, exchange rate calculation agents or other agents with respect to the debt securities;

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  any changes in the trustee for such debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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  additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  whether any underwriter(s) will act as market maker(s) for the debt securities;

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  the extent to which a secondary market for the debt securities is expected to develop;

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  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

Guarantees of Debt Securities

        The Parent Guarantor will, and each of the Issuer's existing and future domestic subsidiaries that is a guarantor or other obligor under the Issuer's credit facility may, guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

        The assets of the Parent Guarantor consist principally of the stock of its subsidiaries. Therefore, the rights of the Parent Guarantor and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by the Parent Guarantor and any of the Issuer's existing and future domestic subsidiaries, to participate in the assets of any subsidiary other than the Issuer upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary's creditors except to the extent that claims of the Parent Guarantor, and any other subsidiary of the Issuer that may be a guarantor of the debt securities, itself as a creditor of the subsidiary may be recognized.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of the Parent Guarantor's equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange rate and conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the ability of the Issuer or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange rate; and

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  provisions affecting conversion or exchange in the event of the Issuer's redemption of the debt securities.

Consolidation, Merger or Sale

        The Issuer cannot consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of the Issuer's assets to, any person, and the Issuer cannot permit any other person to consolidate with or merge into the Issuer, unless (1) the Issuer will be the continuing entity or (2) the successor person to which the Issuer's assets are transferred is a corporation, trust, limited liability company, partnership or other entity organized under the laws of any domestic or foreign jurisdiction and it expressly assumes the Issuer's obligations under the debt securities and the indenture. In addition, the Issuer cannot complete such transaction unless immediately after completing the transaction, no Event of Default (as defined below) under the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing. When the person to whom the Issuer's assets are transferred has assumed the Issuer's obligations under the debt securities and the indenture, the Issuer shall be discharged from all of the Issuer's obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of the Issuer or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or sale, lease or transfer or other disposition of all or substantially all of the Issuer's assets.

        The applicable prospectus supplement will describe any modifications of this covenant.

Events of Default

        The term "Event of Default," when used in the indenture with respect to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, upon any repurchase, by declaration or otherwise;

  •
  failure to make sinking fund payments, if any, when due in respect of that series;

  •
  failure to perform other covenants (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice that performance was required;

  •
  certain events in bankruptcy, insolvency or reorganization relating to the Issuer; or

  •
  any other Event of Default provided in the applicable officers' certificate, resolution of the Issuer's board of directors or the supplemental indenture under which the Issuer issues a series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

        If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and interest on all of the debt securities of such series to be due and payable immediately. The Issuer refers you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The holders of not less than a majority in aggregate principal amount of the debt securities of each affected series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

        If an Event of Default relating to certain events in the Issuer's bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of that series) of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against the Issuer. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against the Issuer under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of not less than a majority in principal amount of the outstanding debt securities of that series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for expenses and liabilities that may be incurred by bringing the action satisfactory to the trustee;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of that series of debt securities.

        The Issuer will be required to file annually with the trustee a certificate, signed by one of the Issuer's officers, stating whether or not the officer knows of any default by the Issuer in the performance, observance or fulfillment of any condition or covenant of the indenture. In addition, the Issuer will be required to notify the trustee in writing upon the occurrence of any such default.

Transfer and Exchange

        Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the subheading "—Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office the Issuer maintains for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium, if any, and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Issuer or the trustee of the certificate to the new holder or the issuance by the Issuer or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        The Issuer anticipates that the depositary will follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        The Issuer understands, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that the Issuer, the trustee and the Issuer's respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        The Issuer will make payments of principal of, premium, if any, and interest, if any, on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. The Issuer, the trustee and any other agent of the Issuer or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        The Issuer expects that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. The Issuer also expects that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        The Issuer will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, the Issuer may at any time and in the Issuer's sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. The Issuer expects that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        The Issuer has obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy of this information.

Discharge, Defeasance and Covenant Defeasance

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, the Issuer may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). The Issuer will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, the Issuer has delivered to the trustee an opinion of counsel stating that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, which will be described in the applicable prospectus supplement, upon compliance with certain conditions:

  •
  the Issuer may omit to comply with the covenant described under the heading "Consolidation, Merger or Sale" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

  •
  the conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event the Issuer exercises the Issuer's option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, the Issuer shall remain liable for those payments.

Modification of the Indenture

        The indenture provides that the Issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities and provide the terms and conditions for the release or substitution of the security;

  •
  evidence the assumption by a successor person of the Issuer's obligations;

  •
  make any change that would provide any additional rights or benefits to the holders of the debt securities or to surrender any right or power conferred upon the Issuer under the indenture;

  •
  provide for addition of collateral or guarantees for the benefit of debt securities of any series or add an additional guarantor or obligor under the indenture;

  •
  add any additional Events of Default;

  •
  make any change that does not adversely affect the holders' rights thereunder in any material respect;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  provide for uncertificated securities in addition to or in place of certificated securities;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted;

  •
  eliminate any conflict between the terms of the indenture and the Trust Indenture Act;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

  •
  conform any provision of the indenture, the securities of any series or any related guarantees or security documents to the description of such securities contained in the applicable prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents.

        The indenture also provides that the Issuer and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. The Issuer and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium, if any, or interest, if any, on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium, if any, and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Issuer's compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Issuer or any successor corporation in their capacity as such shall have any individual liability for any of the Issuer's obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Issuer's Relationship with the Trustee

        From time to time, the Issuer and its subsidiaries may maintain ordinary banking and credit relationships with Wells Fargo Bank, National Association.

PLAN OF DISTRIBUTION

        We may offer and sell the securities to which this prospectus relates in any one or more of the following ways:

  •
  directly to purchasers;

  •
  to or through underwriters;

  •
  to or through dealers; or to or through agents.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

        If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the prospectus supplement.

        If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

        Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.

        The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

        In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

        Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where Rockwood Holdings, Inc.'s common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

        Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

 LEGAL MATTERS

        The validity of the debt securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others have an indirect interest in the Parent Guarantor's common stock, through limited partnerships who are investors in certain affiliates of KKR & Co. L.P. that hold shares of the Parent Guarantor's common stock.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on September 18, 2012, and the related financial statement schedule, incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such reports (1) express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and includes an explanatory paragraph regarding Rockwood Holdings, Inc. and Subsidiaries' adoption of FASB Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, and the retrospective adjustments for a change in the composition of reportable segments, the related allocation of goodwill and restructuring charges, and for the inclusion of certain guarantor information; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The actual and estimated expenses in connection with offerings under this registration, all of which will be borne by Rockwood Holdings, Inc., a Delaware corporation (the "Registrant"), are as follows:

Commission registration fee	(1)
Printing and engraving expenses	(2)
Trustee fees and expenses	(2)
Legal fees	(2)
Accounting fees	(2)
NYSE listing fees	(2)
Rating agencies fees	(2)
FINRA fees	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)
Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act.

(2)
Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers

Delaware Registrants

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certification of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for violations of the directors' fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

  (a)
  Rockwood Holdings, Inc. ("Holdings") is a Delaware corporation.

        Article V of Holdings' Amended and Restated By-laws provides that Holdings shall indemnify and advance expenses to directors and officers of Holdings as specified in the Certificate of Incorporation.

In addition, to the fullest extent permitted by the DGCL, Holdings shall indemnify any current or former director or officer of Holdings and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of Holdings against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of Holdings or otherwise, to which he was or is a party by reason of his current or former position with Holdings or by reason of the fact that he is or was serving, at the request of Holdings, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Holdings' Amended and Restated Certificate of Incorporation also provides that expenses incurred by a person who is or was a director or officer of Holdings in appearing at, participating in or defending any such action, suit or proceeding shall be paid by Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Holdings as provided by Holdings' Amended and Restated Certificate of Incorporation.

  (b)
  CeramTec North America Corporation ("CeramTec") is a Delaware corporation.

        Article VII of the Certificate of Incorporation of CeramTec provides to the fullest extent permitted by the DGCL, a director of CeramTec shall not be liable to CeramTec for monetary damages for breach of fiduciary duty as a director.

        Article VIII of the By-Laws of CeramTec provides CeramTec shall indemnify every person who is or was a director, officer, employee or agent of CeramTec or any other corporation, partnership or other enterprise which such person served at the request of CeramTec or any other person connected with the business of CeramTec who the Board of Directors may designate, against all liability and reasonable expenses incurred by such person in connection with or resulting from any action in which such person may become involved as a party or otherwise (except for an action by or in the right of CeramTec or other related enterprise) by reason of such person being or having been a director, officer, or person with a certain connection to CeramTec, provided (a) said action shall be prosecuted to a final determination and defended successfully on the merits or otherwise, or (b) in the absence of such a final determination, the Board of Directors determine the person was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of CeramTec, and with respect to criminal actions, such person had no reasonable cause to believe his actions were unlawful. Such determinations are to be made by the Board of Directors by a majority vote excluding the parties to such action or if quorum is not obtainable, by independent legal counsel in a written opinion or by the stockholders.

        In the case of an action by or in the right of CeramTec to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to CeramTec unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        CeramTec may purchase and maintain insurance on behalf of the person who is or was a director, officer, employee or agent of CeramTec or any other corporation, partnership or other defined enterprise which such person served at the request of CeramTec or any other person connected with the business of CeramTec, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status.

  (c)
  Chemetall Corporation is a Delaware corporation.

        The Certificate of Incorporation of provides that Chemetall Corporation shall indemnify to the fullest to the extent permitted by Section 145 of the DGCL as amended from time to time each person that such Section grants the corporation the power to indemnity.

        Additionally, the Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of Chemetall Corporation shall be personally liable to Chemetall Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to Chemetall Corporation or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  (d)
  Rockwood Lithium Inc. is a Delaware Corporation.

        Article VII of the By-Laws of Rockwood Lithium Inc. provides that Rockwood Lithium Inc. shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals (other than an action by or in the right of the corporation), by reason of the fact that such person was a director, officer or employee of the Rockwood Lithium Inc., or is or was serving at the request of Rockwood Lithium Inc. as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the DGCL, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith, provided, however, that except as provided in Section 2 of Article VII of the By-Laws of Rockwood Lithium Inc., with respect to proceedings seeking to enforce rights to indemnification, Rockwood Lithium Inc. shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of Rockwood Lithium Inc. Article VII of the By-laws also provides that directors and officers shall include the right to be paid by Rockwood Lithium Inc. expenses incurred in defending any such proceeding in advance of its final disposition provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to Rockwood Lithium Inc. of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified.

  (e)
  Chemetall US, Inc. is a Delaware corporation.

        The Certificate of Incorporation of provides that Chemetall US, Inc. shall indemnify to the fullest to the extent permitted by Section 145 of the DGCL as amended from time to time each person that such Section grants Chemetall US, Inc. the power to indemnity.

  (f)
  Durawear Corporation ("Durawear") is a Delaware corporation.

        The Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of Durawear shall be personally liable to Durawear or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to Durawear or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to eliminate or limit the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The repeal or amendment of Article VII of the Certificate of Incorporation shall not eliminate the effect of such Article.

        Article VIII of the By-Laws of Durawear provides to the extent that a director, officer, employee or agent of Durawear has been successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him in connection therewith. Under these circumstances, Durawear shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any, threatened, pending or completed action, suit or proceeding, or investigation, whether civil or administrative (other than an action by or in the right of Durawear) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of Durawear or agent of another business entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter which he reasonably believed to be in or not opposed to the best interests of Durawear and with respect to criminal actions, such person had no reasonable cause to believe his actions were unlawful. The termination of any action, settlement, or other such action shall not, of itself, create a presumption that the person does not meet the above standards.

        Under specific circumstances, Durawear shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any, threatened, pending or completed action, suit by or in the right of Durawear to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Durawear, or is or was serving at the request of Durawear or agent of another corporation or business entity, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action, if he acted in good faith and in a manner he reasonably believe to be in or not opposed to the best interest of Durawear; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to Durawear, unless and only to the extent that court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in the review of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

        Except as provided in Section 3 of Article VIII of the By-laws of Durawear, any indemnification under Section 1 and 2 of Article VII shall be determined: (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; or (2) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion; or (3) by the shareholders.

        Expenses by an officer or director in defending a civil suit may be paid by Durawear in advance of the final disposition of such action, upon receipt of an undertaking by the officer or director to repay such amount of it is determined that he is not entitled to be indemnified.

        Durawear may purchase and maintain insurance on behalf of person who is or was a director, officer, employee or agent of Durawear or any other corporation, partnership or other enterprise which such person served at the request of Durawear or any other person connected with the business of Durawear, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status.

  (g)
  Excalibur Realty Company ("Excalibur") is a Delaware corporation.

        Article VII, Section 1 of the Certificate of Incorporation provides except as otherwise provided by the DGCL, no director of Excalibur shall be personally liable to Excalibur or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of Article VII of the Certificate of Incorporation shall apply or have any effect on the liability or alleged liability of any director of Excalibur with respect to certain acts or omissions.

        Article VII, Section 2 of the Certificate of Incorporation provides that Excalibur shall indemnify in a manner and to the fullest extent permitted by the DGCL. Excalibur shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Excalibur, or is or was serving or has agreed to serve at the request of Excalibur in such capacity or another related party to Excalibur, against costs charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed not to opposed the best interests of Excalibur, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        However, in an action by or in the right of the Excalibur, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Excalibur unless, and then only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity against such expenses or amounts paid in settlement as the Court of Chancery of Delaware or such other court shall deem proper. The termination of any action, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Excalibur and, with respect to any criminal action or proceeding, without reasonable cause to believe that his or her conduct was unlawful.

        Excalibur shall indemnify persons discussed above for expenses reasonably incurred by the person in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to Article VII of the Certificate of Incorporation. However, notwithstanding anything to the contrary here, Excalibur shall not be required to indemnify a potentially indemnified person against expenses incurred in connection with a proceeding (or part thereof) initiated by the potentially indemnified person against Excalibur unless the initiation of the proceeding was approved by the Board of Directors of the Excalibur, which approval shall not be unreasonably withheld.

        Costs, charges and expenses incurred in defending actions referred to above shall be paid by Excalibur in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Excalibur.

        Excalibur may purchase and maintain insurance on behalf of person who is or was a director, officer, employee or agent of Excalibur or any other corporation, partnership or other enterprise which such person served at the request of Excalibur or any other person connected with the business of Excalibur, against all liability and reasonable expenses incurred by him in any such capacity, or arising out of his status.

        The Certificate of Incorporation provides except as otherwise provided by the DGCL, no director of Excalibur shall be personally liable to RSGI or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of Article VII of the Certificate of Incorporation shall apply or have any effect on the liability or alleged liability of any director of Exclaibur with respect to certain acts or omissions.

        Article VI of Exclaibur's By-Laws provides Excalibur shall indemnify directors, officers and employees of Excalibur as specified in Excalibur's charter. Additionally, to the fullest extent permitted under the DGCL, Excalibur shall indemnify any current or former director, officer or employee of Excalibur and may, at the discretion of the board of directors, indemnify any current or former agent of Excalibur against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Excalibur or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position or by reason of the fact that he is or was serving at the request of Excalibur, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

  (h)
  Foote Chile Holding Company is a Delaware corporation.

        Article VII of the By-Laws provides Foote Chile Holding Company shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals (other than an action by or in the right of the corporation), by reason of the fact that such person was a director, officer or employee of Foote Chile Holding Company, or is or was serving at the request of Foote Chile Holding Company as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the DGCL, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith, provided, however, that except as provided in Section 2 of Article VII of the By-Laws of Foote Chile Holding Company, with respect to proceedings seeking to enforce rights to indemnification, Foote Chile Holding Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of Foote Chile Holding Company. Included in Article VII, directors and officers shall include the right to be paid by Foote Chile Holding Company expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition provided, however, that if required by law at the time of such payment, the payment of such expenses (including attorney's fees) incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to Foote Chile Holding Company of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified.

  (i)
  Pool Spa Holdings, Inc. is a Delaware corporation.

        The Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of Pool Spa Holdings, Inc., Inc. shall be personally liable to Pool Spa Holdings, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to Pool Spa Holdings, Inc. or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Additionally, Pool Spa Holdings, Inc. shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

        Article V of the By-Laws of Pool Spa Holdings, Inc. states that Pool Spa Holdings, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Pool Spa Holdings, Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Pool Spa Holdings, Inc. or is or was serving or has agreed to serve at the request of Pool Spa Holdings, Inc. in such capacity or another related party to Pool Spa Holdings, Inc., against costs charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Pool Spa Holdings, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, settlement, or other such action shall not, of itself, create a presumption that the person does not meet the above standards.

        Pool Spa Holdings, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Pool Spa Holdings, Inc. to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of Pool Spa Holdings, Inc. or is or was serving or has agreed to serve at the request of Pool Spa Holdings, Inc. in such capacity or another related party of Pool Spa Holdings, Inc., or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed not to opposed the best interests of the Pool Spa Holdings, Inc., except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to Pool Spa Holdings, Inc. unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, such person is fairly and reasonably and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

        Notwithstanding other provisions within Article V of the By-Laws, to the extent a director, officer, employees or agent of Pool Spa Holdings, Inc. has been successful on the merits or otherwise, in defense of an action referred to above, he shall be indemnified against all costs, charges, and expenses actually and reasonably incurred by him or on his behalf.

        Costs, charges and expenses incurred in defending actions referred to above shall be paid by Pool Spa Holdings, Inc. in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Pool Spa Holdings, Inc.

        Pool Spa Holdings, Inc. shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Pool Spa Holdings, Inc. or any other corporation, partnership or other enterprise which such person served at the request of Pool Spa Holdings, Inc. or any other person connected with the business of Pool Spa Holdings, Inc.

  (j)
  Rockwood Pigments NA, Inc. is a Delaware corporation.

        The Certificate of Incorporation and Article V of the By-Laws of Rockwood Pigments NA, Inc. state Rockwood Pigments NA, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Rockwood Pigments NA, Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Rockwood Pigments NA, Inc. or is or was serving or has agreed to serve at the request of Rockwood Pigments NA, Inc. in such capacity or another related party to Rockwood Pigments NA, Inc., against costs charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Rockwood Pigments NA, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, settlement, or other such action shall not, of itself, create a presumption that the person does not meet the above standards.

        Rockwood Pigments NA, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Rockwood Pigments NA, Inc. to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of Rockwood Pigments NA, Inc. or is or was serving or has agreed to serve at the request of Rockwood Pigments NA, Inc. in such capacity or another related party of Rockwood Pigments NA, Inc., or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Rockwood Pigments NA, Inc., except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to Rockwood Pigments NA, Inc. unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, such person is fairly and reasonably and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

        Notwithstanding other provisions within Article V of the By-laws, to the extent a director, officer, employee or agent of Rockwood Pigments NA, Inc. has been successful on the merits or otherwise, in defense of an action referred to above, he shall be indemnified against all costs, charges, and expenses actually and reasonably incurred by him or on his behalf.

        Costs, charges and expenses incurred in defending actions referred to above shall be paid by Rockwood Pigments NA, Inc. in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Rockwood Pigments NA, Inc.

        Rockwood Pigments NA, Inc. shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Rockwood Pigments NA, Inc. or any other corporation, partnership or other enterprise which such person served at the request of Rockwood Pigments NA, Inc. or any other person connected with the business of Rockwood Pigments NA, Inc.

  (k)
  Rockwood Specialties Inc. is a Delaware corporation.

        Article V of the By-Laws of Rockwood Specialties Inc. states Rockwood Specialties Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Rockwood Specialties Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Rockwood Specialties Inc. or is or was serving or has agreed to serve at the request of Rockwood Specialties Inc. in such capacity or another related party to Rockwood Specialties Inc., against costs charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Rockwood Specialties Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, settlement, or other such action shall not, of itself, create a presumption that the person does not meet the above standards.

        Rockwood Specialties Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Rockwood Specialties Inc. to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employees or agent of Rockwood Specialties Inc. or is or was serving or has agreed to serve at the request of Rockwood Specialties Inc. in such capacity or another related party of Rockwood Specialties Inc., or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not to opposed the best interests of the Rockwood Specialties Inc., except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to Rockwood Specialties Inc. unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, such person is fairly and reasonably and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

        Notwithstanding other provisions within Article V, to the extent a director, officer, employees or agent of Rockwood Specialties Inc. has been successful on the merits or otherwise, in defense of an action referred to above, he shall be indemnified against all costs, charges, and expenses actually and reasonably incurred by him or on his behalf.

        Costs, charges and expenses incurred in defending actions referred to above shall be paid by Rockwood Specialties Inc. in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Rockwood Specialties Inc.

        Rockwood Specialties Inc. shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Rockwood Specialties Inc. or any other corporation, partnership or other enterprise which such person served at the request of Rockwood Specialties Inc. or any other person connected with the business of Rockwood Specialties, Inc.

  (l)
  Rockwood Specialties Group, Inc. ("RSGI") is a Delaware corporation.

        The Certificate of Incorporation of RSGI states that as provided by the DGCL, a director of RSGI shall not be personally liable to RSGI or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Article IV of the By-laws of RSGI provides that RSGI shall indemnify its directors and officers to the extent specified in the Second Amended and Restated Certificate of Incorporation. In addition, to the fullest extent permitted by the DGCL, RSGI shall indemnify any current or former director or officer and at the discretion of the Board of Directors, indemnify any current or former employee or agent against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding brought by or in the right of RSGI or otherwise, to which he was or is a party by reason of being affiliated with RSGI.

        Expenses incurred by persons described above shall be paid by RSGI at reasonable intervals in advance of final disposition of such action upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. If a claim under Article IV of the By-laws is not paid in full by RSGI within ninety days after a written claim has been received, the claimant may bring suit against RSGI. The claimant shall be paid also for the expense of prosecuting such claim.

        The Second Amended and Restated Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of RSGI shall be personally liable to RSGI or its stockholders for monetary damages for breach of fiduciary duty as a director.

  (m)
  Southern Color N.A., Inc. is a Delaware corporation.

        Section 2.14 of the By-laws of Southern Color N.A., Inc. provides that Southern Color N.A., Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of Southern Color N.A., Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Southern Color N.A., Inc. or is or was serving or has agreed to serve at the request of Southern Color N.A., Inc. in such capacity or another related party to Southern Color N.A., Inc. The right to indemnification in Section 2.14 of the By-Laws confers the right of such persons to be paid in advance. Unless otherwise determined by the Board of Directors, Southern Color N.A., Inc. shall indemnify to the full extent permitted by the laws of the State of Delaware.

        The Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of Southern Color N.A., Inc. shall be personally liable to Southern Color N.A., Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to Southern Color N.A., Inc. or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to eliminate or limit the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

North Carolina Registrant

        Chemical Specialties, Inc. is a North Carolina corporation. Section 55-8-51 of the North Carolina Business Corporations Act ("NCBCA") grants each corporation organized thereunder the power, with certain exceptions, to indemnify any individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he (1) conducted himself in good faith; (2) reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under Section 55-8-51 a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise Sections 55-8-53 and 55-8-56 of the NCBCA permit a corporation to advance expenses to a director or officer in defending a proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if ultimately not entitled to indemnification against such expenses. Upon application, a court may order indemnification for a director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52 or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, provided in the corporation's articles of incorporation or bylaws or as authorized by the board of directors or by contract. Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors and officers in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings, except that the corporation may not indemnify a person against liability or expenses incurred on account of activities which were at the time taken known or believed by him to be clearly in conflict with the best interest of the corporation, and permits a corporation to purchase and maintain insurance policies on behalf of these individuals.

        In accordance with the NCBCA, Article V of the By-Laws of Chemical Specialties, Inc. states Chemical Specialties, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Chemical Specialties, Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Chemical Specialties, Inc. or is or was serving or has agreed to serve at the request of Chemical Specialties, Inc. in such capacity of another entity against costs charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chemical Specialties, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action by judgment, order, settlement, conviction or plea of nolo contendere, shall not, of itself, create a presumption that the person does not meet the above standards.

        The By-Laws also provide that Chemical Specialties, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Chemical Specialties, Inc. to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of Chemical Specialties, Inc. or is or was serving or has agreed to serve at the request of Chemical Specialties, Inc. in such capacity of another entity, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chemical Specialties, Inc., except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to Chemical Specialties, Inc. unless and only to the extent that any North Carolina Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, such person is fairly and reasonably and reasonably entitled to indemnity for such costs, charges and expenses which the North Carolina Court or such other court shall deem proper.

        Notwithstanding other provisions within Article V of the By-laws, to the extent a director, officer, employee or agent of Chemical Specialties, Inc. has been successful on the merits or otherwise, in defense of an action referred to above, he shall be indemnified against all costs, charges, and expenses actually and reasonably incurred by him or on his behalf.

        Under the By-Laws, costs, charges and expenses incurred in defending actions referred to above shall be paid by Chemical Specialties, Inc. in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer in his capacity as director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Chemical Specialties, Inc. under the By-Laws.

        The By-Laws further provide that Chemical Specialties, Inc. shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Chemical Specialties, Inc. or any other corporation, partnership or other enterprise which such person served at the request of Chemical Specialties, Inc. against liability asserted against such person in such capacity whether or not he has the right to indemnification under the By-Laws. The indemnification rights provided in the By-Laws are not exclusive of other rights to indemnification under applicable law or otherwise.

Texas Registrant

        Southern Clay Products, Inc. is a Texas corporation. Section 8.101 of the Texas Business Organizations Code (TBOC) authorizes a corporation to indemnify a director or former director who was or is a party, or is threatened to be made a party, to a proceeding against judgment and such expenses as are reasonable and actually incurred by the person in connection with the proceeding, if it is determined, in accordance with Section 8.103 of the TBOC, that the person (1) acted in good faith, (2) reasonably believed, in the case of conduct in the person's official capacity, that his or her conduct was in the corporation's best interest and, in any other case, that his or her conduct was not opposed to the corporation's best interest and (3) in the case of criminal proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. Furthermore, pursuant to Section 8.101, before indemnification may be paid, it must also be determined, in accordance with Section 8.103, that (1) the amount of expenses for which reimbursement is sought, other than the amount of any judgment, is reasonable and (2) that indemnification should be paid. Section 8.102 of the TBOC stipulates that if the person seeking indemnification is found liable to the corporation or is found liable because he or she received a personal benefit, then indemnification will be limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include indemnification for any judgment, penalty, fine or excise or similar tax. Section 8.102 also provides that indemnification will not be paid in connection with any proceeding in which the person seeking indemnification has been found liable for:

  •
  willful or intentional misconduct in the performance of the person's duty to the corporation;

  •
  breach of the person's duty of loyalty owed to the corporation; or

  •
  an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

        Pursuant to Section 8.103, each of the determinations required by Section 8.101 must be made by either:

  •
  a majority vote of the corporation's independent and disinterested directors;

  •
  a majority vote of a special committee of the corporation's board of directors, provided that such committee is designated by a majority vote of the corporation's independent and disinterested directors and composed solely of one or more independent and disinterested directors;

  •
  special legal counsel selected by the board of directors or a special committee of the board of directors, as described above, provided that such special legal counsel may make all determinations required by Section 8.101 except the determination as to whether indemnification should be paid;

  •
  by vote of the shareholders of the corporation, excluding those shares held by each director who is not independent and disinterests; or

  •
  by unanimous vote of the shareholders of the corporation.

        Section 8.104 of the TBOC provides that a corporation may pay or reimburse reasonable expenses incurred by a then-serving director who was or is a party, or is threatened to be made a party, to a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101 if the corporation receives:

  •
  a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC; and

  •
  a written undertaking by or on behalf of the person to repay the amounts paid or reimbursed if it is determined that he or she has not met that standard or that indemnification is prohibited by Section 8.102.

        Section 8.106 of the TBOC also provides that a corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, agent, delegate or other representative of the corporation in connection with that person's appearance as a witness or other participant in a proceeding at a time when such person is not a defendant or respondent in the proceeding.

        Section 8.151 of the TBOC further authorizes a corporation to purchase and maintain insurance for, or enter into another arrangement to indemnify or hold harmless, a director, former director, officer, employee, agent or delegate of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under the TBOC.

        Article XI of the By-Laws of Southern Clay Products, Inc. states that Southern Clay Products, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Southern Clay Products, Inc.) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of Southern Clay Products, Inc. or is or was serving or has agreed to serve at the request of Southern Clay Products, Inc. in such capacity or another related party to Southern Clay Products, Inc., or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys; fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not to opposed the best interests of Southern Clay Products, Inc., and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, settlement, or other such action shall not, of itself, create a presumption that the person does not meet the above standards.

        Further, Southern Clay Products, Inc. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Southern Clay Products, Inc. to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of Southern Clay Products, Inc. or is or was serving or has agreed to serve at the request of Southern Clay Products, Inc. in such capacity or another related party of Southern Clay Products, Inc., or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed not opposed to the best interests of Southern Clay Products, Inc., except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to Southern Clay Products, Inc. unless and only to the extent that any Texas court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of the case, such person is fairly and reasonably and reasonably entitled to indemnity for such costs, charges and expenses which any Texas court or such other court shall deem proper.

        Notwithstanding other provisions within Article XI, to the extent a director, officer, employees or agent of Southern Clay Products, Inc. has been successful on the merits or otherwise in defense of an action referred to above, he shall be indemnified against all costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf.

        Costs, charges and expenses incurred in defending actions referred to above shall be paid by Southern Clay Products, Inc. in advance of the final disposition, provided, however, the payment of costs, charges and expenses incurred by the director or officer shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined such director or officer is not entitled to be indemnified by Southern Clay Products, Inc..

        Southern Clay Products, Inc. shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of Southern Clay Products, Inc. is serving at the request of Southern Clay Products, Inc. as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising our of his status as such, whether or not Southern Clay Products, Inc. would have the power to indemnify him against such liability under the provisions of Article IX, provided that such insurance is available on acceptable terms as determined by a vote of the majority of the entire board of directors.

        The indemnification and insurance provisions of Southern Clay Products, Inc.'s By-Laws are subject to all valid and applicable laws, including Sections 8.101 et seq. of the TBOC.

Item 16.    Exhibits.

        Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Rockwood Holdings, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Rockwood Holdings, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ SEIFI GHASEMI
	Name:	Seifi Ghasemi
	Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
By:	/s/ MARK C. KELLY
	Name:	Mark C. Kelly
	Title:	Vice President Corporate Finance

By:	/s/ BRIAN F. CARROLL
	Name:	Brian F. Carroll
	Title:	Director
By:	/s/ NANCE K. DICCIANI
	Name:	Nance K. Dicciani
	Title:	Director
By:	/s/ SHELDON R. ERIKSON
	Name:	Sheldon R. Erikson
	Title:	Director
By:	/s/ TODD A. FISHER
	Name:	Todd A. Fisher
	Title:	Director
By:	/s/ DOUGLAS L. MAINE
	Name:	Douglas L. Maine
	Title:	Director
By:	/s/ J. KENT MASTERS
	Name:	J. Kent Masters
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

CeramTec North America Corporation
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of CeramTec North America Corporation, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ JOSEPH R. BYOUK
	Name:	Joseph R. Byouk
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
By:	/s/ DR. ULF ZIMMERMAN
	Name:	Dr. Ulf Zimmerman
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Director
By:	/s/ ROLF-MICHAEL MUELLER
	Name:	Rolf-Michael Mueller
	Title:	Director
By:	/s/ SIGURD ADLER
	Name:	Sigurd Adler
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Chemetall Corporation
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Chemetall Corporation, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ RONALD J. FELBER
	Name:	Ronald J. Felber
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Chemetall US, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Chemetall US, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ RONALD J. FELBER
	Name:	Ronald J. Felber
	Title:	President and Director (Prinicpal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ KEVIN FILIPSKI
	Name:	Kevin Filipski
	Title:	Director
By:	/s/ JORIS MERCKX
	Name:	Joris Merckx
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Chemical Specialties, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Chemical Specialties, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ANDREW M. ROSS
	Name:	Andrew M. Ross
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Durawear Corporation
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Durawear Corporation, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration, Secretary and Director (Principal Executive Officer)
By:	/s/ SIGURD ADLER
	Name:	Sigurd Adler
	Title:	Director

By:	/s/ ULF ZIMMERMAN
	Name:	Ulf Zimmerman
	Title:	Director
By:	/s/ JOSEPH R. BYOUK
	Name:	Joseph R. Byouk
	Title:	Director
By:	/s/ PATRICK MCPOLAND
	Name:	Patrick McPoland
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Excalibur Realty Company
By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	General Counsel & Assistant Secretary

        We, the undersigned directors and officers of Excalibur Realty Company, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ANDREW M. ROSS
	Name:	Andrew M. Ross
	Title:	President and Director (Principal Executive Officer)
By:	/s/ MARK C. KELLY
	Name:	Mark C. Kelly
	Title:	Vice President, Corporate Finance (Principal Financial Officer)
By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Foote Chile Holding Company
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Excalibur Realty Company, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ RONALD A. FRANCE
	Name:	Ronald A. France
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ JOHN D. GROVES
	Name:	John D. Groves
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Pool Spa Holdings, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President and Secretary

        We, the undersigned directors and officers of Excalibur Realty Company, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Rockwood Lithium Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Foote Chile Holding Company, do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ JOHN A. MITCHELL
	Name:	John A. Mitchell
	Title:	President—Lithium North America (Principal Executive Officer)
By:	/s/ RONALD A. FRANCE
	Name:	Ronald A. France
	Title:	Chief Financial Officer—Lithium North America (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director
By:	/s/ MARCUS BRUNE
	Name:	Marcus Brune
	Title:	Director

By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Director
By:	/s/ DR. STEFFEN HABER
	Name:	Dr. Steffen Haber
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Rockwood Pigments NA, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Rockwood Pigments NA, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ANDREW M. ROSS
	Name:	Andrew M. Ross
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director
By:	/s/ DAVID G. COHEN
	Name:	David G. Cohen
	Title:	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Rockwood Specialties Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Rockwood Specialties Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ SEIFI GHASEMI
	Name:	Seifi Ghasemi
	Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Rockwood Specialties Group, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Rockwood Specialties Group, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ SEIFI GHASEMI
	Name:	Seifi Ghasemi
	Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Southern Clay Products, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Southern Clay Products, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ANDREW M. ROSS
	Name:	Andrew M. Ross
	Title:	President and Director (Principal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ ALISON AVERY
	Name:	Alison Avery
	Title:	Director
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director
By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on September 18, 2012.

Southern Color N.A., Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Senior Vice President, Law & Administration and Secretary

        We, the undersigned directors and officers of Southern Color N.A., Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2012.

By:	/s/ ANDREW M. ROSS
	Name:	Andrew M. Ross
	Title:	President and Director (Prinicipal Executive Officer)
By:	/s/ ROBERT J. ZATTA
	Name:	Robert J. Zatta
	Title:	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Director
By:	/s/ DAVID G. COHEN
	Name:	David G. Cohen
	Title:	Director

Exhibit Index

Exhibit Name		Description
1.1	**	Form of Underwriting Agreement.

2.1	(A)	Business and Share Sale and Purchase Agreement, dated September 25, 2000 between Rockwood Holdings, Inc. and Laporte plc

2.2	(B)	Sale and Purchase Agreement, dated April 19, 2004 among mg technologies ag and MG North America Holdings Inc., as Sellers and other parties named as purchasers therein

2.3	(C)	Share Purchase Agreement dated November 29, 2006 by and among Rockwood Specialties Group GmbH and Gilde Buyout Partners BV, Banexi Capital and Groupe Novasep management.

2.4	(D)	Stock Purchase Agreement dated as of October 7, 2007 by and between Rockwood Specialties Group, Inc. and OM Group, Inc.

2.5	(E)	Business Purchase Agreement, dated as of December 16, 2010, by and among Mexichem Compuestos, S.A. de C.V., Mexichem UK Limited, Mexichem Fluor Canada Inc., Mexichem Amanco Holding, S.A. de C.V., and Mexichem, S.A.B. de C.V., and AlphaGary Corporation, AlphaGary Limited, Rockwood Additives Limited, Rockwood Specialties Inc., Rockwood Specialties Group, Inc., and Rockwood Holdings, Inc.

4.5	*	Form of Indenture for Debt Securities, among Rockwood Specialties Group, Inc., Rockwood Holdings, Inc. and Wells Fargo Bank, National Association, as Trustee

4.6	**	Form of Debt Securities

5.1	*	Opinion of Simpson Thacher & Bartlett LLP

5.2	*	Opinion of Andrews Kurth LLP

5.3	*	Opinion of McGuireWoods LLP

12.1	*	Computation of ratios of earnings to fixed charges

23.1	*	Consent of Simpson Thacher & Barlett LLP (included as part of Exhibit 5.1)

23.2	*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.2)

23.3	*	Consent of McGuireWoods LLP (included as part of Exhibit 5.3)

23.4	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	*	Powers of Attorney (included on signature pages to this registration statement)

25.1	*	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee under the Indenture

*
Filed herewith.

**
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

(A)
Incorporated by reference to Rockwood Specialties Group, Inc.'s Registration Statement on form S-4 (File No. 333-109686).

(B)
Incorporated by reference to the Current Report on Form 8-K of Rockwood Specialties Group, Inc filed on May 4, 2004.

(C)
Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 2007.

(D)
Incorporated by reference to the Company's Current Report on Form 8-K filed on January 7, 2008.

(E)
Incorporated by reference to the Company's Current Report on Form 8-K filed on December 20, 2010.